Exhibit 99.2
Title tag: What You Need to Know about Modiv and REITs | Modiv
Meta description: Explore our FAQs and find out more about Modiv, REITs and dividends.

Listing on the NYSE

Why did Modiv list its Class C common shares on a national stock exchange?
With the goal to provide greater liquidity for our investors, the board of directors decided to pursue the listing of Modiv’s Class C common shares on the New York Stock Exchange (“NYSE”) because it believes a listing was in the best interest of the Company and its stockholders. Listing the Company’s Class C common shares has many benefits, including providing Modiv shareholders with greater opportunities for liquidity and providing Modiv with potential access to more diverse sources of capital to fund future growth opportunities. The decision followed a successful offering of preferred equity, which trades on the NYSE (Ticker: MDV.PRA).

When did Modiv’s Class C common shares become publicly traded?
Modiv began trading on the NYSE on February 11, 2022.

What is Modiv’s ticker symbol?
Modiv’s Class C common shares are listed on the NYSE under the ticker symbol MDV. Modiv’s Series A Preferred Stock is listed on the NYSE under the ticker symbol MDV.PRA.

Do I need to do anything with my shares at the time of Listing?
No action is required on your part at the time of listing. As the shareholder, you retain 100% ownership of your shares.

Why is the share price different from the latest NAV?
Like all publicly traded companies, the value of Modiv’s shares is determined in the marketplace. Investors utilize a variety of factors when seeking to determine what price they may be willing to buy or sell shares of a company. Some, but not all, factors include net asset value (NAV), dividend yield, earnings potential, leverage ratios, growth prospects, market and industry dynamics, and the quality of the management team.

Transfer Agent (Computershare)

What is a transfer agent?
In basic terms, transfer agents work for the security issuer (i.e., Modiv) as a third party that maintains ownership records of your shares and distributes dividends.

The role of a transfer agent is to facilitate the prompt and accurate clearance and settlement of securities transactions and assure the safeguarding of securities and funds, providing an extra level of security for shareholders. Transfer agents are required to be registered with the SEC, or if the transfer agent is a bank, with a bank regulatory agency.

Who is Modiv’s transfer agent?
In connection with our listing, we have engaged Computershare Trust Company (“Computershare”) to serve as our independent stock transfer agent and registrar, and dividend paying agent. Computershare maintains Modiv’s stock records and will be able to process stock transaction requests.

Computershare Trust Company, N.A.
T: 866-557-4239
web.queries@computershare.com
www.computershare.com

Prior to becoming a publicly traded company, Phoenix American served as Modiv’s independent transfer agent. All Modiv shareholder data and records were successfully transferred to Computershare as of January 27, 2022.

Account Information

How can I locate the Modiv shares I owned prior to the IPO?
Unless and until you transfer your shares to a brokerage account, you can view your holdings by registering for an account with Computershare, our transfer agent, by visiting www.computershare.com/investor.

If your shares are held with a Self-Directed IRA (“SDIRA”) custodian, you can access your account through the custodian’s platform following the Listing.

Do I need to take any action?
No action is required. Investors can transfer their shares to a brokerage account or shares can continue to be held through Computershare.

Can I access information about my Modiv shares or account on the Computershare website?
If you are a registered Modiv shareholder and your shares are held in your name rather than at a brokerage firm or IRA custodian, you can find information about your shares by visiting Computershare. Individual account information is no longer available on Modiv’s website.

Why is my account information no longer accessible on Modiv’s website?
Going forward, you will be able to access your account information only through Computershare as they are the recordkeeper of your shares, until such time that you choose to transfer your account from Computershare to your broker.

How do I access my investment account with Computershare (Modiv’s transfer agent)?
To register for an account with Computershare, please visit www.computershare.com/investor. From there, you will have two options to register your account.

Option 1 – Social Security Number
You must be a current U.S resident.

You are able to use your Social Security Number to confirm your shareholding. This option means you may have to go through an online identity verification process and, if successful, you will have immediate access to your portfolio.

Option 2 – Holder Account Number
You are able to use your Holder Account Number to confirm your shareholding if you live outside the U.S., or you do not wish to use your Social Security Number.

IMPORTANT NOTE: This option means you may not have immediate access to your portfolio. If you aren’t eligible for the online identity verification process, you may need to wait for a verification code to be sent to you via postal mail.

Who do I contact with questions about my Modiv stock holdings?
Registered stockholders with questions about their account, name changes, dividend payments, etc., should contact Computershare, our transfer agent:
Toll Free Number: 866-557-4239
Local/DID Number: 781-575-2672
web.queries@computershare.com

Beneficial stockholders (shares held through a brokerage account) should contact their broker, financial planner or online trading platform. For shares held in a Self-Directed IRA, contact your SDIRA custodian.

Now that Modiv is a publicly traded company, is a Self-Directed IRA custodian required to hold Modiv shares in a retirement account?
No. As a publicly traded company, Modiv shares can be held in a standard IRA account without requiring the use, or expense, of a Self-Directed IRA custodian.

Buying, Selling & Transferring Shares

How can I buy shares in Modiv?
Modiv’s Class C common shares are listed on the NYSE under the ticker MDV. Investors may buy shares of Modiv through their financial advisor or stockbroker, as well as through their own online brokerage account. Commissions or fees may apply.

How do I sell my Modiv shares after the Listing?
Once the Listing is complete, stockholders who wish to sell some or all of their available shares of Class C Common Stock may do so in one of two ways (commissions or fees may apply):
1.
For maximum flexibility, we recommend transferring your Modiv shares into a brokerage account with a firm of your choice. From there, you can sell or buy shares as you would with any other publicly traded security.

2.
Alternatively, Computershare, our transfer agent, can facilitate a trade for you. You may sell your shares through the transfer agent’s website at www.computershare.com/investor or by calling 866-557-4239.

Can my Modiv shares be transferred to a brokerage account?
Yes. Following the Listing, your shares of Modiv’s Class C Common Stock can be transferred to a brokerage account via a Direct Registration System (“DRS”). A DRS is used to electronically transfer shares of stock from our transfer agent to your brokerage account. Please note:
●	All non-custodial accounts must be sent to brokerage accounts via the DRS system.
●	DRS takes three business days to complete.
●	DRS is a “pull” process; Modiv cannot “push” shares out to your brokerage account.
●	Should stockholders wish to sell shares, the best approach is to first move shares held directly through Computershare to a brokerage account.

Information needed to initiate a DRS request includes:
●	A current statement showing the shares you own (Stockholders can access this in the Investor Center at www.computershare.com/investor)

●	Modiv’s CUSIP: 60784B 101
●	Our Transfer Agent’s DTC Identifier: 7807
●	Any other documents your broker may require. YOU MUST CONTACT YOUR FINANCIAL ADVISOR TO DETERMINE ANY BROKER REQUIREMENTS.

What is a Direct Registration System?
Modiv has elected to use the Direct Registration System, or DRS, as its means of recording stock ownership. DRS provides share ownership without paper stock certificates - the same as Modiv has done historically. As Modiv’s transfer agent, Computershare keeps a record of your shares on the Company’s register of owners. When you transfer or sell DRS shares, the transaction takes place electronically without the movement of stock certificates. This makes your stock transactions faster, easier and more secure.

What will happen to fractional shares?
Fractional shares (ownership of less than a full share) exist for many Modiv stockholders. For investors who do not participate in Modiv’s Distribution Reinvestment Plan (“DRP”), Computershare will run a process to purchase any fractional shares from you based on the then-current trading price for MDV’s stock and a cash payment will be issued to you. Investors who participate in the DRP will retain their fractional shares.

Is a direct stock purchase program available?
Modiv does not offer a direct stock purchase plan at this time, but may explore the implementation of such a plan in the future. Investors may buy shares of Modiv through their financial advisor or stockbroker, as well as through their own online brokerage account. Commissions or fees may apply.

Dividends

Does Modiv pay a dividend?
Modiv intends to continue to pay dividends on a monthly basis, in arrears. All dividends are subject to approval by Modiv’s board of directors. Though dividend payments are not guaranteed, Modiv has paid monthly dividends since it began distributing shares in 2016.

For each dividend payment, Modiv’s board of directors must declare, in advance, a dividend “record date,” or the deadline for being a shareholder of record in order to receive a dividend, as well as the payment date. If you own Modiv shares on the “record date,” then you are entitled to receive the declared dividend payment. Computershare handles the payment and distribution of Modiv’s dividend payments regardless if you own your Modiv shares within a brokerage account or if held directly with Computershare.

Since October of 2021, Modiv has paid a monthly dividend at an annualized rate of $1.15 per share, although no assurances can be made that Modiv’s board of directors will declare future dividends at the current rate, or at all.

Tax Information

Are there any tax consequences related to the Listing?
The Listing should not be taxable to current stockholders. Stockholders are encouraged to consult a tax professional for guidance or advice.

When will I receive tax return information?
Your 1099-DIV form will be mailed on or around January 31 of each year.

About Modiv

What is Modiv?
Structured as a Real Estate Investment Trust (“REIT”), Modiv is a Maryland corporation that acquires, owns and actively manages single-tenant net lease retail, office and industrial properties throughout the United States, with a focus on strategically important and mission-critical properties net-leased primarily to investment grade tenants. Modiv operates with an investor-first focus and strives towards a “best-in-class” corporate governance structure through a board of directors and management team with decades of institutional real estate industry experience.

What is Modiv’s history?
Modiv’s history dates back to 2015, when Rich Uncles Real Estate Investment Trust, a national, crowdfunded REIT, was formed. It was the first net lease REIT launched via crowdfunding, or digital syndication. In 2018, Aaron Halfacre joined as CEO and began transforming the company to an institutional-quality REIT and assembled a new management team. After merging with Rich Uncles REIT I, a similarly crowdfunded net lease REIT, in 2019, the company began a 24-month capital recycling program by selling non-strategic, non-core assets. In 2021, the company was rebranded Modiv, reflecting Modiv’s intent to provide investors with MOnthly DIVidends and MOre DIVersification, and successfully listed on the NYSE $50 million of preferred stock. Modiv’s Class C Common Stock began trading on the NYSE on February 11, 2022.

When is Modiv’s fiscal year-end?
Modiv’s fiscal year-end is December 31.

Who is on Modiv’s board of directors?
Modiv’s board of directors has extensive industry knowledge and expertise, committed to putting our investors first. Additional information on our board of directors can be found here.

Who is on Modiv’s management team?
Modiv’s management team has decades of experience in commercial real estate and managing REITs. Additional information on our management team can be found here.

What is a Real Estate Investment Trust?
A REIT is a corporation that combines capital from many investors to buy and manage income-producing real estate. REITs may provide investors a low-cost opportunity to include commercial real estate in their investment portfolios.

REITs avoid the “double taxation” treatment of income that can result from investing in a typical corporation because REITs do not pay corporate taxes if certain standards are met, including the distribution of at least 90% of income that would otherwise be taxable. That makes REITs highly focused on generating and distributing income in the form of dividends to their shareholders. You can learn more about the various types of REITs by visiting the Modivation section of our website.

Notice
This information does not constitute an offer to sell or a solicitation of an offer to buy the securities described above, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Forward-looking Statements
Certain statements contained in these FAQs, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the Company’s future operations, the ability to pay dividends and trading of shares of the Company’s Class C common stock on the NYSE. Such forward-looking statements are subject to various risks and uncertainties, including but not limited to those described under the section entitled “Risk Factors” in the Company’s Registration Statement on Form S-11 initially filed with the SEC on December 8, 2021, as amended, the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 filed with the SEC. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in these FAQs and in the Company’s other filings with the SEC. Any forward-looking statements herein speak only as of the time when made and are based on information available to the Company as of such date and are qualified in their entirety by this cautionary statement. The Company assumes no obligation to revise or update any such statement now or in the future, unless required by law.